Exhibit 10.1c
FORM OF ALLIANT ENERGY CORPORATION
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

THIS PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of ________ 20__ (the “Grant Date”) by and between Alliant Energy Corporation, a Wisconsin corporation (the “Company”), and ###PARTICIPANT_NAME###, a key employee of the Company (the “Employee”).
R E C I T A L S
WHEREAS, the Company has in effect the Alliant Energy Corporation 2020 Omnibus Incentive Plan (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement and capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;
WHEREAS, one of the purposes of the Plan is to permit the grant of various equity-based incentive awards, including performance restricted stock units (“PRSUs”), to individuals selected by the Compensation and Personnel Committee of the Board of Directors of the Company (the “Committee”);
WHEREAS, the Employee is now employed by the Company or an Affiliate of the Company in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company and/or its Affiliates; and
WHEREAS, the Company desires the Employee to remain as an employee of the Company or its Affiliates and wishes to provide the Employee with the opportunity to secure or increase his or her stock ownership in the Company in order to develop even a stronger incentive to put forth maximum effort for the continued success and growth of the Company.
A G R E E M E N T
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.
Award. Subject to the terms of this Agreement and the Plan, the Employee is hereby granted ###TOTAL_AWARDS### target PRSUs on the Grant Date. PRSUs granted under this Agreement are units that will be reflected in a book account maintained by the Company during the Performance Period set forth below, and that will be settled in Shares to the extent provided in this Agreement and the Plan.

2.	Performance Period; Performance Goals.

(a)	The “Performance Period” is the period beginning on ###DATE### and ending on ###DATE###.

(b)
Except as otherwise provided in this Agreement (including Section 9 below), the PRSUs will become earned based on achievement of the requisite performance goal or performance goals (the “Performance Goals”) determined in accordance with the provisions of Exhibit 1, which is attached to and forms a part of this Agreement. Any unearned PRSUs automatically will terminate and be cancelled, without the payment of any consideration following the last day of the Performance Period.

3.
Settlement of Awards. Subject to Section 9 below, the Company shall deliver to the Employee one Share for each PRSU earned by the Employee, as determined in accordance with the provisions of Exhibit 1, except that cash shall be distributed in lieu of any fractional Share.

2020 Omnibus Performance Restricted Stock Unit	1

4.
Time of Payment. Except as otherwise provided in this Agreement (including Section 9 below), payment of PRSUs earned in accordance with the provisions of Section 3 will be delivered as soon as practicable (but in any event within 75 days) following the last day of the Performance Period set forth in Section 2(a), subject to the Committee approving in writing as to the satisfaction of the requisite Performance Goal or Goals.

5.
Retirement, Disability, or Death During Performance Period and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period and prior to a Change in Control because of the Employee’s Retirement (as defined below), Disability, or death, the Employee shall be entitled to the full value of the Award earned in accordance with Exhibit 1, determined at the end of the Performance Period, so long as the termination event occurs after the end of the first year of the Performance Period and only if and to the extent the Performance Goals are met. If the termination event occurs during the first year of the Performance Period, the Employee will be entitled to a prorated value of the Award, earned in accordance with Exhibit 1, determined at the end of the Performance Period and only if and to the extent the Performance Goals are met, based on a fraction, the numerator of which is the number of months the Employee was employed during the Performance Period and the denominator of which is 12.

6.
Involuntary Termination Without Cause During Performance Period and Prior to a Change in Control. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period and prior to a Change in Control because of an Involuntary Termination without Cause (as defined below), the Employee shall be entitled to the prorated value of the Award earned, determined at the end of the Performance Period and only if and to the extent the Performance Goals are met, based on a fraction, the numerator of which is the number of months the Employee was employed during the Performance Period and the denominator of which is 36.

7.
Other Terminations of Employment During Performance Period. If the Employee’s employment with the Company and its Affiliates terminates during the Performance Period and prior to a Change in Control for any reason other than the Employee’s Retirement, Disability, Involuntary Termination without Cause, or death, the PRSUs granted under this Agreement automatically will terminate and be cancelled on the date of such termination of employment.

8.	Dividend Equivalents.

(a)
After the Performance Period has ended (or, if a Change in Control occurs during the Performance Period, the effective date of the Change in Control), dividend equivalents (“Dividend Equivalents”) will be calculated and credited to the account of the Employee with respect to the percentage of PRSUs that are earned (or payable in accordance with Section 9 in the event of a Change in Control). Dividend Equivalents will be credited as additional PRSUs, the number of which will be equal to the number of whole Shares that could be purchased with the amount of the Dividend Equivalents, based on the Fair Market Value of the Shares as of the dividend payment date and the number of earned PRSUs (or target PRSUs in accordance with Section 9 in the event of a Change in Control).

(b)
Any Dividend Equivalents credited to the Employee’s account pursuant to this Section 8 shall not be vested or paid until the dates of vesting or payment of the PRSUs with respect to which such Dividend Equivalents are credited, and such Dividend Equivalents shall be subject to the same restrictions and other terms and conditions as apply to the PRSUs with respect to which they were credited.

(c)
No Dividend Equivalents shall be credited to the Employee with respect to record dates occurring prior to the Grant Date or with respect to record dates occurring on or after the date, if any, on which the PRSUs are cancelled and terminated.

9.	Change in Control.

(a)	No Termination of Employment Prior to a Change in Control.

(i)	Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, if a Change in

2020 Omnibus Performance Restricted Stock Unit	2

Control occurs during the Performance Period and the Employee’s employment does not terminate before the effectiveness of the Change in Control, then the Employee shall be entitled to the target PRSUs, which automatically will convert into a contractual right to receive a cash payment (the “Cash Payment Right”) in an amount equal to (i) the number of target PRSUs (including any additional PRSUs determined in accordance with Section 8(a)), multiplied by (ii) the per Share Fair Market Value as of the trading day immediately preceding the effective date of the Change in Control. After such conversion, no interest or Dividend Equivalents will be accrued, credited or paid with respect to the Cash Payment Right. Any portion of the PRSUs that is not converted into the Cash Payment Right automatically shall terminate and be cancelled immediately prior to the effectiveness of the Change in Control, without the payment of any consideration therefor.

(ii)
Notwithstanding anything to the contrary in the Plan, this Agreement, or the Employee’s employment agreement or any other agreement to which the Employee is a party, the Cash Payment Right shall be paid as soon as practicable (but in any event within 75 days) after the last day of the Performance Period set forth in Section 2(a), provided that the Employee remains continuously employed by the Company or an Affiliate or any successor thereto through the last day of such Performance Period. Notwithstanding the immediately preceding sentence, in the event that the Employee experiences a termination of employment due to the Employee’s Retirement (as defined below), Disability, or death or an involuntary termination of employment by action of the Company (or its successor) (other than a termination due to Cause) or due to the Employee’s resignation for Good Reason prior to the last day of the Performance Period set forth in Section 2(a), the Cash Payment Right will be paid in accordance with the first sentence of this Section 9(a)(ii) as though the Employee remained continuously employed by the Company or an Affiliate or any successor thereto through the last day of the Performance Period.

(b)
Certain Terminations of Employment Prior to a Change in Control. Solely for purposes of Sections 5 and 6 of the Agreement, if the Employee’s employment terminates for any of the reasons set forth in such Sections 5 and 6 prior to a Change in Control and a Change in Control occurs during the Performance Period, then the Employee shall be entitled to the target PRSUs in lieu of any amount set forth in Section 5 or Section 6, as applicable, which PRSUs automatically shall convert into a contractual right to receive the Cash Payment Right. After such conversion, no interest or Dividend Equivalents will be accrued, credited or paid with respect to the Cash Payment Right. For the avoidance of doubt, the Cash Payment Right will be paid at such time provided under Section 4.

10.	Definitions.

(a)
“Involuntary Termination without Cause” shall mean that the Employee experiences a termination of employment due to the Employee’s (i) receipt of a written notification that his or her position is being eliminated as a result of a structured job elimination program or (ii) resignation for a Pre-Change in Control Good Reason.

(b)
“Pre-Change in Control Good Reason” shall mean that an applicable event occurs and the Employee provides notice to the Company of the existence of the event within 90 days of the initial existence of the event, the Company fails to cure the event within 30 days of such notice and the Employee resigns within 30 days following the last day of such 30-day cure period. The applicable events are any one or more of the following: (i) a material diminution in the Employee’s base compensation and (ii) a material diminution in the Employee’s authority, duties, or responsibilities.

(c)
“Retirement” shall mean the Employee’s employment terminates (with the consent of the Company) after he or she has reached age 55 and the Employee’s age, in whole years, added to the number of whole years of the Employee’s continuous employment with the Company total 65 or more.

11.
Nontransferability of PRSUs. The PRSUs shall not be assignable, alienable, saleable or transferable by the Employee other than by will or the laws of descent and distribution prior to settlement of the Awards pursuant to Section 3 (or, if applicable, Section 9); provided, however, that the Employee shall be entitled, in the manner provided in Section 13 hereof, to designate a beneficiary to receive any Shares or cash issuable with respect to the Award upon the death of the Employee.

2020 Omnibus Performance Restricted Stock Unit	3

12.
Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Employee such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

The Employee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold Shares otherwise issuable to the Employee (the “Withholding Election”) having a Fair Market Value on the date income is recognized (the “Tax Date”) pursuant to the settlement of the Award equal to the minimum amount required to be withheld (or such other applicable rate permitted by the Company that avoids adverse treatment for financial accounting purposes). If the number of Shares withheld to satisfy withholding tax requirements shall include a fractional Share, the number of Shares withheld shall be reduced to the next lower whole number and the Employee shall deliver cash in lieu of such fractional Share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

13.
Designation of Beneficiary. The Employee shall be permitted to designate one or more beneficiaries (each, a “Beneficiary”) on a Company-approved form who shall be entitled to payouts hereunder, to the extent payouts are made, after the death of the Employee. The terms and conditions of any such designation (including any changes thereto by the Employee) shall be subject to the terms and conditions of such Company-approved beneficiary designation form. If no such beneficiary designation is in effect at the time of the Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate acting through his or her legal representative shall be entitled to receive payouts hereunder, to the extent they are made, after the death of the Employee. If the Committee is in doubt as to the right of any person to the PRSUs or any payout thereunder, the Company may refuse to settle such matter, without liability for any interest or dividends on the PRSUs, until the Committee determines the person entitled to the PRSUs or any payout thereunder, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

14.
Transfer Restriction. Any Shares delivered pursuant to Section 3 hereof shall thereafter be freely transferable by the Employee, provided that the Employee agrees for himself or herself and his or her heirs, legatees and legal representatives, with respect to all Shares acquired pursuant to the terms and conditions of this Agreement (or any Shares issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any other applicable securities laws. The Employee agrees that any certificates representing any of the Shares acquired pursuant to the terms and conditions of this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

15.
Status of Employee. The Employee shall not be deemed for any purposes to be a shareowner of the Company with respect to any of the PRSUs except to the extent that the Company has delivered Shares pursuant to Section 3 hereof. Therefore, the Employee will not have the right of shareowners to vote or, subject to Section 8, to receive dividends or distributions of any kind prior to the Company delivering Shares pursuant to Section 3 hereof. Neither the Plan nor the PRSUs shall confer upon the Employee any right to continue as an employee of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment or directorship of the Employee at any time.

16.
Powers of the Company Not Affected. The existence of the PRSUs shall not affect in any way the right or power of the Company or its shareowners to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or

2020 Omnibus Performance Restricted Stock Unit	4

consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

17.
Interpretation by the Committee. As a condition of the granting of the PRSUs, the Employee agrees, for himself or herself and for his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

18.	Miscellaneous.

(a)
This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof. As a condition of the granting of the PRSUs, the Employee irrevocably consents to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Wisconsin.

(b)
The Plan and this Agreement set forth the entire understanding between the Company and the Employee with respect to the subject matter hereof and shall supersede in all respects, and the Employee hereby waives all rights under, any prior or other agreement or understanding between the parties with respect to such subject matter, including, but not limited to, any Key Executive Employment and Severance Agreement. For the avoidance of doubt, the Plan and this Agreement shall control in the event there is any express conflict between the Plan and this Agreement and any prior or other agreement or understanding between the parties.

(c)
This Agreement may not be amended or modified except by the written consent of the parties hereto. Notwithstanding the foregoing, the Committee need not obtain Employee (or other interested party) consent for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment for the Company of any Award; (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Employee; or (iv) to the extent unilateral action by the Committee is permitted under Section 14(c) of the Plan.

(d)
The Award and any Shares or cash issued thereunder shall be subject to potential cancellation, rescission, payback, recoupment or other action in accordance with the terms of any Company clawback policy (the “Clawback Policy”), as then in effect and as it may be amended from time to time, to the extent the Clawback Policy applies to the Award and any Shares or cash issued thereunder (including a Clawback Policy implemented or amendments made thereto after the Grant Date for the Award). By accepting the PRSUs, the Employee agrees to execute any additional documents as may be requested by the Company to effect the Company’s application, implementation and adoption of a Clawback Policy with respect to the Award and any Shares or cash issued thereunder.

(e)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.
* * *
[The signatures to this Agreement are on the next page.]

2020 Omnibus Performance Restricted Stock Unit	5

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto affixed his or her hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION
(the “Company”)

By:

Its:

EMPLOYEE:

Employee's Signature

###PARTICIPANT_NAME###
Employee's Printed Name

2020 Omnibus Performance Restricted Stock Unit	6

EXHIBIT 1

PERFORMANCE RESTRICTED STOCK UNIT GRANT - PERFORMANCE GOALS

1.
Purpose: The purpose of this Exhibit 1 is to set forth the Performance Goal or Goals that will be applied to determine the amount of the Award that will be earned under the terms of the attached Performance Restricted Stock Unit Agreement (the “Agreement”). This Exhibit 1 is incorporated into and forms a part of the Agreement.

PARTICIPANT_NAME	20__
Grant Date	###GRANT_DATE###
Grant Date Fair Market Value	###MARKET_PRICE_AT_TIME_OF_GRANT###
PRSUs (Target)	###TOTAL_AWARDS###
Performance Period	###DATE### through ###DATE###

2.
Performance Goal: The Award will be based on the Company’s cumulative Net Income from Continuing Operations during the performance period (“Cumulative Net Income from Continuing Operations”). To determine whether the Performance Goal is satisfied, Net Income from Continuing Operations will be calculated excluding the effects of the following, if the amount is over $4,000,000 on a pre-tax basis and is not considered in the annual budget approved by the Board: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset or business; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements (i.e., footnotes), or the Management’s Discussion and Analysis section of the Company’s periodic reports.

3.
Amount of Award: Actual awards will be based on Company performance as specified above and can range from ___ to ___ percent of target PRSUs granted. Subject to Section 9 of the Agreement, the number of PRSUs earned by the Employee shall be determined in accordance with the following schedule:

Cumulative Net Income from Continuing Operations (Millions)	Percentage of Units Earned
$____ or Greater	___%
$____	___%
$____	___%
$____	___%
Below $____	___%

PRSUs will be prorated for achievement of performance between the performance targets: If Cumulative Net Income from Continuing Operations is between any two data points, the corresponding percentage of PRSUs earned shall be determined by interpolation between the corresponding data points.

2020 Omnibus Performance Restricted Stock Unit	7